UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2025

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (IRS Employer Identification No.)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 17, 2025, Alkami Technology, Inc., a Delaware corporation (the "Company"), consummated its previously announced merger with Fin Technologies, Inc. dba MANTL, a Delaware corporation ("MANTL"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated February 27, 2025. Pursuant to the Merger Agreement, MCW MergerSub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, has been merged with and into MANTL, with MANTL surviving as a wholly owned subsidiary of the Company. MANTL provides onboarding and account opening solutions that allow financial institutions to acquire commercial, business and retail customers through a variety of channels for many deposit account types.

The aggregate consideration paid in exchange for all of the outstanding equity interests of MANTL at closing was approximately $380 million in cash, as well as restricted stock units issued to continuing MANTL employees with a previously reported estimated value of $13 million as replacement for unvested compensatory stock options. A portion of the cash consideration was placed into escrow to secure certain post-closing indemnification obligations in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated February 27, 2025, by and among Alkami Technology, Inc., MCW MergerSub, Inc., Fin Technologies, Inc. dba MANTL, and Shareholder Representative Services, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 27, 2025)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alkami Technology, Inc.

Date:	March 17, 2025	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer